Exhibit 99.1

CONTACTS:

Richard Leland

Investor Relations

561-438-3657

richard.leland@officedepot.com

Brian Levine

Public Relations

561-438-2895

brian.levine@officedepot.com

OFFICE DEPOT ANNOUNCES CASH OFFER

FOR ITS 9.75% SENIOR SECURED NOTES DUE 2019

Boca Raton, Fla., July 30, 2013 – Office Depot, Inc. (the “Company”) (NYSE: ODP), a leading global provider of office supplies and services, announced today that it has commenced a cash offer to purchase any and all of its $250,000,000 in aggregate principal amount of outstanding 9.75% Senior Secured Notes due 2019 (CUSIP 676220AG1 and U67518AC1) (the “notes”). The Company is offering to purchase the notes in connection with the previously announced sale of its indirect 50% interest in Office Depot de Mexico, S.A. de C.V., as required by the indenture governing the notes. The offer is being made pursuant to an offer to purchase dated today (the “Offer to Purchase”), which sets forth a more comprehensive description of the terms of the offer.

In accordance with the indenture and subject to the terms and conditions of the Offer to Purchase, the Company will pay a price equal to 100% of the principal amount of the notes validly tendered, plus accrued but unpaid interest thereon to the repurchase date. The offer is scheduled to expire at 11:59 p.m. eastern daylight time on August 28, 2013, unless extended or earlier terminated. Except as required by applicable law, notes tendered may be withdrawn only before the expiration time.

It is anticipated that the settlement date for notes validly tendered on or before the expiration date and accepted for purchase by Office Depot will be August 29, 2013. U.S. Bank National Association is the paying agent and depositary for this offer. Requests for documents and questions about the offer may be directed to the Company at (561) 438-7878 or in writing at Office Depot, Inc., 6600 North Military Trail, Boca Raton, Florida 33496, Attention: Investor Relations.

There are no conditions to the offer except (i) for the timely and proper delivery and tender of the notes in accordance with the terms of the offer and (ii) that the offer must comply with applicable law. The offer is not conditioned on the tender of a minimum principal amount of notes. Office Depot is not soliciting consents from holders of notes in connection with the Offer to Purchase.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the notes or any other securities. The offer is made only by and pursuant to the terms of the Offer to Purchase and the information in this press release is qualified by reference to the Offer to Purchase. None of Office Depot or the depositary makes any recommendations as to whether holders should tender their notes pursuant to the offer. Holders must make their own decisions as to whether to tender notes, and, if so, the principal amount of notes to tender.

About Office Depot

Office Depot provides core office supplies, the latest technology, school essentials, copy & print services, cleaning & breakroom products, and furniture to consumers, teachers and businesses of all sizes through 1,614 worldwide retail stores, global e-commerce operations, a dedicated sales force, an inside sales organization, and top-rated catalogs. The Company has annual sales of approximately $10.7 billion, employs about 38,000 associates, and serves customers in 60 countries around the world. Office Depot’s common stock is listed on the New York Stock Exchange under the symbol ODP. Additional press information can be found at: http://news.officedepot.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS:

The Private Securities Litigation Reform Act of 1995, as amended, (the “Act”) provides protection from liability in private lawsuits for “forward-looking” statements made by public companies under certain circumstances, provided that the public company discloses with specificity the risk factors that may impact its future results. We want to take advantage of the “safe harbor” provisions of the Act. Certain statements made in this press release are forward-looking statements under the Act. Except for historical financial and business performance information, statements made in this press release should be considered forward-looking as referred to in the Act. Much of the information that looks towards future performance of our company is based on various factors and important assumptions about future events that may or may not actually come true. As a result, our operations and financial results in the future could differ materially and substantially from those we have discussed in the forward-looking statements made in this press release. Certain risks and uncertainties are detailed from time to time in our filings with the United States Securities and Exchange Commission (“SEC”). You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. The Company’s SEC filings are readily obtainable at no charge at www.sec.gov and at www.freeEDGAR.com, as well as on a number of other commercial web sites.